EXHIBIT 99.1

Las Vegas Sands Reports Fourth
Quarter and Full Year 2012 Results

For the Quarter Ended December 31, 2012:

•	Net Revenue Increased 20.9% to a Record $3.08 Billion

•	Consolidated Adjusted Property EBITDA Increased 4.4% to $1.002 Billion (Consolidated Hold-Adjusted Adjusted Property EBITDA Increased 17.6% to a Record $1.09 Billion)

•	Record Gaming Volumes in Macao Drove Adjusted Property EBITDA in Macao Up 43.3% to a Record $622.2 Million

•	Net Income Attributable to Common Stockholders Rose 35.8% to Reach $434.8 Million or $0.53 per diluted share (Adjusted Earnings per diluted share was $0.54)

•	The Company Paid a Special Dividend of $2.75 per share and a Recurring Dividend of $0.25 per share

•	The Company’s Board of Directors Increased the Recurring Quarterly Dividend by 40%, Declaring a $0.35 per share Dividend Payable in March of 2013

For the Year Ended December 31, 2012:

•	Net Revenue Increased 18.3% to a Record $11.13 Billion from $9.41 Billion

•	Consolidated Adjusted Property EBITDA Reached a Record $3.79 Billion

•	Net Income Attributable to Common Stockholders Rose 20.1% to Reach $1.52 Billion or $1.85 per diluted share (Adjusted Earnings per diluted share was $2.14)

•	The Company Paid Dividends of $3.75 per share

Las Vegas, NV (January 30, 2013) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended December 31, 2012.

Fourth Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am pleased to report that our  quarterly results reflect both strong revenue and cash flow growth and the steady execution of our global growth strategy.

“In Macao, we delivered record financial results, with outstanding growth and strong operating momentum reflected in every segment of our business.  We welcomed a record eleven million visitors to our Cotai Strip Properties during the quarter, including five million in the month of December.  We remain confident that our market-leading Cotai Strip properties; The Venetian Macao, Four Seasons Hotel Macao and Plaza Casino, and Sands Cotai Central,  with their unrivaled hotel inventory of nearly 9,000 rooms and suites, including the world’s largest Sheraton, Conrad and Holiday Inn, and 28 million square feet of interconnected Integrated Resort capacity, will meaningfully enhance the appeal of Macao and the Cotai Strip to business and leisure travelers and provide an outstanding platform for growth in the years ahead.

“The prudent management of our cash flow, including the ability to both invest in future growth and to increase the return of capital to our shareholders, remains a cornerstone of our strategy.  The board of directors of Las Vegas Sands has increased the recurring quarterly dividend of the company by 40% to $0.35 per common share, or $1.40 per common share per year, beginning in the first quarter of 2013. The company also declared and paid during the fourth quarter of 2012 a special dividend of $2.75 per share, as well as a $0.25 per share recurring dividend, while maintaining a strong balance sheet and ample liquidity to pursue future growth opportunities.”

Company-Wide Operating Results

Net revenue for the fourth quarter of 2012 was $3.08 billion, an increase of 20.9% compared to $2.54 billion in the fourth quarter of 2011. Consolidated adjusted property EBITDA in the fourth quarter of 2012 was $1.00 billion, an increase of 4.4% compared to $960.6 million in the year-ago quarter.  On a hold-adjusted basis, adjusted property EBITDA was $1.09 billion in the fourth quarter of 2012, an increase of 17.6%.  Consolidated adjusted property EBITDA margin decreased to 32.6% in the fourth quarter of 2012, compared to 37.8% in the fourth quarter of 2011. The quarter’s adjusted property EBITDA and EBITDA margin were unfavorably impacted, compared to the quarter one year ago, by lower table games hold (approximately $90.2 million adjusted property EBITDA impact), as well as an additional $24.0 million property tax assessment at Marina Bay Sands.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the fourth quarter of 2012 increased 1.3% to $672.0 million, compared to $663.3 million in the fourth quarter of 2011. The increase in operating income was principally due to strong operating results in Macao, offset by higher depreciation and amortization related to the opening of Sands Cotai Central and lower table games hold in Singapore.

On a GAAP basis, net income attributable to common stockholders in the fourth quarter of 2012 increased 35.8% to $434.8 million, compared to $320.1 million in the fourth quarter of 2011, while diluted earnings per share in the fourth quarter of 2012 increased 35.9% to $0.53, compared to $0.39 in the prior year quarter. The increase in net income attributable to common stockholders reflected the increase in operating income described above as well as the benefit from the discontinuation of preferred stock dividends and charges related to the retirement of our preferred stock in November 2011.

Adjusted net income (see Note 1) decreased to $450.5 million, or $0.54 per diluted share, compared to $460.9 million, or $0.57 per diluted share, in the fourth quarter of 2011. The decrease in adjusted net income was principally driven by the increase in net income attributable to noncontrolling interests, which was partially offset by the higher operating income described above.

Full year 2012 net revenue increased 18.3% to a record $11.13 billion, compared to $9.41 billion in 2011. Consolidated adjusted property EBITDA in 2012 increased 7.3% to a record $3.79 billion, compared to $3.53 billion in 2011. Consolidated adjusted property EBITDA margin decreased 340 basis points to 34.1% in 2012, compared to 37.5% in 2011.  Lower hold rates in 2012 compared to 2011, as well as higher expenses at the recently opened Sands Cotai Central, contributed to the lower EBITDA margin in 2012.

Full year adjusted net income (see Note 1) was a record $1.77 billion in 2012, or $2.14 per diluted share, compared to $1.64 billion, or $2.02 per diluted share in 2011.

On a GAAP basis, full year 2012 operating income decreased 3.3% to a $2.31 billion in 2012, compared to $2.39 billion in 2011.  Net income attributable to common stockholders increased 20.1% to $1.52 billion, or $1.85 per diluted share in 2012, compared to $1.27 billion, or $1.56 per diluted share in 2011. The improvement in our net income attributable to common stockholders reflects lower net interest expense, lower income tax expense as well as the benefit from the discontinuation of preferred stock dividends and charges related to the retirement of our preferred stock described above.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 48.1% to $1.97 billion in the fourth quarter of 2012, compared to $1.33 billion in the fourth quarter of 2011. Adjusted property EBITDA for Sands China Ltd. increased 44.1% to $619.9 million in the fourth quarter of 2012, compared to $430.1 million in the fourth quarter of 2011. Net income for Sands China Ltd. increased 52.3% to $467.0 million in the fourth quarter of 2012, compared to $306.7 million in the fourth quarter of 2011.

The Venetian Macao Fourth Quarter Operating Results

The Venetian Macao continued to enjoy strong visitation and financial performance. The property delivered a record adjusted property EBITDA of $333.1 million, an increase of 17.6% compared to the fourth quarter of 2011. Operating results were positively impacted by higher than expected Rolling Chip win percentage of 3.25%, compared to 2.95% in the fourth quarter of 2011. Adjusted property EBITDA margin increased to 39.5% in the fourth quarter of 2012 from 37.1% in the year-ago quarter.  Non-Rolling Chip drop was $1.22 billion for the quarter, an increase of 10.5% compared to the same quarter one year ago, while Non-Rolling Chip win percentage increased to 29.9%.  Rolling Chip volume during the quarter decreased 6.6% to $12.66 billion partially due to Paiza Club renovations, which resulted in 29 fewer active rolling tables in service on average during the quarter. Slot handle was $1.29 billion, an increase of 21.3% compared to the quarter one year ago. Mall revenues increased 12.3% during the quarter compared to the quarter last year.

The following table summarizes the key operating results for The Venetian Macao for the fourth quarter of 2012 compared to the fourth quarter of 2011:

	Three Months Ended
The Venetian Macao Operations	December 31,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$722.3	$641.3	$81.0	12.6%
Rooms	59.9	61.4	(1.5)	-2.4%
Food and Beverage	23.4	21.9	1.5	6.8%
Mall	46.5	41.4	5.1	12.3%
Convention, Retail and Other	23.2	27.6	(4.4)	-15.9%
Less - Promotional Allowances	(32.3)	(29.3)	(3.0)	-10.2%
Net Revenues	$843.0	$764.3	$78.7	10.3%

Adjusted Property EBITDA	$333.1	$283.3	$49.8	17.6%
EBITDA Margin %	39.5%	37.1%		2.4 pts

Operating Income	$298.2	$242.3	$55.9	23.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$12,662.9	$13,551.1	$(888.2)	-6.6%
Rolling Chip Win %(1)	3.25%	2.95%		0.30 pts

Non-Rolling Chip Drop	$1,215.0	$1,099.8	$115.2	10.5%
Non-Rolling Chip Win %	29.9%	28.2%		1.7 pts

Slot Handle	$1,293.7	$1,066.2	$227.5	21.3%
Slot Hold %	5.5%	5.9%		-0.4 pts

Hotel Statistics

Occupancy %	93.4%	95.2%		-1.8 pts
Average Daily Rate (ADR)	$248	$246	$2	0.8%
Revenue per Available Room (RevPAR)	$231	$234	$(3)	-1.3%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino Fourth Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $89.7 million in the fourth quarter of 2012, an increase of 42.4% compared to the fourth quarter of 2011, despite the fact that operating results were negatively impacted by lower than expected Rolling Chip win percentage of 2.68% for the current quarter.  Rolling Chip volume reached $10.73 billion for the quarter, an increase of 42.7% compared to the fourth quarter of 2011. Non-Rolling Chip drop was a record $125.5 million while Non-Rolling Chip win percentage was 45.1%.  Slot handle was a record $350.4 million during the quarter, an increase of 43.7% compared to the fourth quarter of 2011. The non-gaming offerings of the property continued to exhibit healthy growth, with increases in both occupancy and ADR driving a RevPAR increase of 21.3% in the quarter.  Mall revenue increased 16.7% to $28.6 million.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2012 compared to the fourth quarter of 2011:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	December 31,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$260.2	$183.7	$76.5	41.6%
Rooms	10.8	8.9	1.9	21.3%
Food and Beverage	7.5	7.0	0.5	7.1%
Mall	28.6	24.5	4.1	16.7%
Convention, Retail and Other	0.8	0.8	-	0.0%
Less - Promotional Allowances	(11.7)	(8.5)	(3.2)	-37.6%
Net Revenues	$296.2	$216.4	$79.8	36.9%

Adjusted Property EBITDA	$89.7	$63.0	$26.7	42.4%
EBITDA Margin %	30.3%	29.1%		1.2 pts

Operating Income	$76.5	$48.6	$27.9	57.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,731.5	$7,519.6	$3,211.9	42.7%
Rolling Chip Win %(1)	2.68%	2.61%		0.07 pts

Non-Rolling Chip Drop	$125.5	$101.3	$24.2	23.9%
Non-Rolling Chip Win %	45.1%	44.4%		0.7 pts

Slot Handle	$350.4	$243.9	$106.5	43.7%
Slot Hold %	5.3%	4.8%		0.5 pts

Hotel Statistics

Occupancy %	81.8%	76.1%		5.7 pts
Average Daily Rate (ADR)	$382	$339	$43	12.7%
Revenue per Available Room (RevPAR)	$313	$258	$55	21.3%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Fourth Quarter Operating Results

The first phase of Sands Cotai Central opened on April 11, 2012 and the second phase of the property opened on September 20, 2012, adding additional mass gaming capacity, approximately 1,800 Sheraton-branded hotel rooms and additional retail amenities to the property.  An additional 2,100 Sheraton rooms opened on January 28, 2013.  Net revenues and adjusted property EBITDA for the fourth quarter of 2012 were $490.7 million and $108.0 million, respectively, resulting in an EBITDA margin of 22.0%. The quarter’s results were positively impacted by higher than expected Rolling Chip win percentage of 3.13%.

Rolling Chip volume reflected meaningful growth and reached $10.17 billion while Non-Rolling Chip drop reached $932.5 million with Non-Rolling Chip win percentage of 20.6%.  Slot handle, driven by robust electronic table games play, was $1.24 billion for the quarter.  Rolling Volume per table per day expanded to reach approximately $760,000 in the quarter, an increase of 15.1% compared to the third quarter of 2012.  Mass table, slot and ETG win per day climbed to $2.58 million, an increase of 65.4% compared to the third quarter of 2012.  Hotel occupancy reached 84.0% during the quarter with ADR of $164.

Visitation to the property continues to expand, reaching in excess of three million visits in the quarter.  An air-conditioned footbridge connecting Sands Cotai Central on the East side of the Cotai Strip with The Venetian Macao and Four Seasons Macao Hotel and Plaza Casino on the West side of the Cotai Strip opened on December 20, 2012.

The following table summarizes our key operating results for Sands Cotai Central for the fourth quarter of 2012:

Sands Cotai Central	Quarter Ended December 31, 2012
(Dollars in millions)
Revenues:
Casino	$438.7
Rooms	44.5
Food and Beverage	19.2
Mall	9.2
Convention, Retail and Other	4.6
Less - Promotional Allowances	(25.5)
Net Revenues	$490.7

Adjusted Property EBITDA	$108.0
EBITDA Margin %	22.0%

Operating Income	$48.0

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,170.3
Rolling Chip Win %(1)	3.13%

Non-Rolling Chip Drop	$932.5
Non-Rolling Chip Win %	20.6%

Slot Handle	$1,241.7
Slot Hold %	3.7%

Hotel Statistics

Occupancy %	84.0%
Average Daily Rate (ADR)	$164
Revenue per Available Room (RevPAR)	$138

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $91.5 million, an increase of 4.2% compared to last year, while adjusted property EBITDA margin increased 170 basis points to 29.1%.  Rolling Chip volume of $5.77 billion for the quarter, which was a decrease of 24.2% compared to the prior year’s quarter, reflected a 31.9% decrease in the number of Rolling Chip tables to an average of 96 tables for the quarter.  Win percentage on Rolling Table games play was 3.29%, which was higher than the same quarter last year.  Non-Rolling Chip drop was $708.6 million during the quarter, an increase of 3.1%, despite 106 fewer Non-Rolling chip tables in operation during the quarter.  Slot handle decreased 2.5% to $605.4 million.

The following table summarizes our key operating results for Sands Macao for the fourth quarter of 2012 compared to the fourth quarter of 2011:

	Three Months Ended
Sands Macao Operations	December 31,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$305.8	$311.9	$(6.1)	-2.0%
Rooms	6.4	6.6	(0.2)	-3.0%
Food and Beverage	10.1	10.1	-	0.0%
Convention, Retail and Other	2.7	3.1	(0.4)	-12.9%
Less - Promotional Allowances	(10.4)	(10.7)	0.3	2.8%
Net Revenues	$314.6	$321.0	$(6.4)	-2.0%

Adjusted Property EBITDA	$91.5	$87.8	$3.7	4.2%
EBITDA Margin %	29.1%	27.4%		1.7 pts

Operating Income	$83.1	$79.5	$3.6	4.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,767.8	$7,611.7	$(1,843.9)	-24.2%
Rolling Chip Win %(1)	3.29%	2.77%		0.52 pts

Non-Rolling Chip Drop	$708.6	$687.2	$21.4	3.1%
Non-Rolling Chip Win %	22.2%	21.7%		0.5 pts

Slot Handle	$605.4	$621.0	$(15.6)	-2.5%
Slot Hold %	4.3%	4.8		-0.5 pts

Hotel Statistics

Occupancy %	96.9%	96.0%		0.9 pts
Average Daily Rate (ADR)	$250	$259	$(9)	-3.5%
Revenue per Available Room (RevPAR)	$243	$248	$(5)	-2.0%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Fourth Quarter Operating Results

Marina Bay Sands in Singapore had adjusted property EBITDA of $302.5 million for the fourth quarter. The operating results were unfavorably impacted by lower than expected Rolling Chip win percentage of 2.14% for the quarter.   On a hold-adjusted basis, adjusted property EBITDA was $406.4 million.  The operating results also reflect the recording of an additional $24.0 million property tax assessment received during the quarter for the 2011 and 2012 calendar years.

Rolling Chip volume was $16.47 billion for the quarter, the second highest quarterly volume in the property’s history.   Non-Rolling Chip drop decreased 3.2% to $1.11 billion and slot handle decreased 2.0% to $2.69 billion. Total mass win per day during the quarter decreased 3.4% to $4.49 million, compared to $4.64 million in the fourth quarter of 2011.

The high margin hotel room and mall segments of the property continued to reflect strong revenue growth of 10.2% and 11.5%, respectively.  ADR expanded during the quarter, driving a RevPAR increase of 10.0% compared to the same quarter last year.

The following table summarizes our key operating results for Marina Bay Sands for the fourth quarter of 2012 compared to the fourth quarter of 2011:

	Three Months Ended
Marina Bay Sands Operations	December 31,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$549.5	$654.0	$(104.5)	-16.0%
Rooms	84.2	76.4	7.8	10.2%
Food and Beverage	51.9	54.2	(2.3)	-4.2%
Mall	44.7	40.1	4.6	11.5%
Convention, Retail and Other	29.0	29.2	(0.2)	-0.7%
Less - Promotional Allowances	(42.1)	(47.0)	4.9	10.4%
Net Revenues	$717.2	$806.9	$(89.7)	-11.1%

Adjusted Property EBITDA	$302.5	$426.9	$(124.4)	-29.1%
EBITDA Margin %	42.2%	52.9%		-10.7 pts

Operating Income	$202.6	$330.4	$(127.8)	-38.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$16,467.1	$10,762.3	$5,704.8	53.0%
Rolling Chip Win %(1)	2.14%	3.34%		-1.20 pts

Non-Rolling Chip Drop	$1,108.4	$1,145.2	$(36.8)	-3.2%
Non-Rolling Chip Win %	24.2%	24.2%		0.0 pts

Slot Handle	$2,690.9	$2,744.8	$(53.9)	-2.0%
Slot Hold %	5.4%	5.4%		0.0 pts

Hotel Statistics

Occupancy %	98.4%	98.8%		-0.4 pts
Average Daily Rate (ADR)	$368	$333	$35	10.5%
Revenue per Available Room (RevPAR)	$362	$329	$33	10.0%

(1) This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Fourth Quarter Operating Results

The Venetian and The Palazzo including the Sands Expo and Convention Center delivered, on a hold-adjusted basis, adjusted property EBITDA of $87.9 million.  Adjusted property EBITDA was $52.8 million for the fourth quarter of 2012, a decrease of 34.7% compared to the fourth quarter of 2011. The operating results were negatively impacted by lower than expected table games win percentage of 12.7% for the quarter.  Adjusted property EBITDA margin was 17.1% for the quarter. Table games drop decreased 13.7% to $459.4 million.  Slot handle decreased 0.7% to $517.3 million while slot hold percentage was 8.9%. Although hotel occupancy percentage was down 1.5%, ADR grew 4.1% compared to last year’s quarter leading to overall RevPAR growth of 1.7%.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2012 compared to the fourth quarter of 2011:

	Three Months Ended
Las Vegas Operations	December 31,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$87.9	$118.3	$(30.4)	-25.7%
Rooms	114.3	110.6	3.7	3.3%
Food and Beverage	53.5	60.9	(7.4)	-12.2%
Convention, Retail and Other	74.5	71.9	2.6	3.6%
Less - Promotional Allowances	(21.9)	(22.2)	0.3	1.4%
Net Revenues	$308.3	$339.5	$(31.2)	-9.2%

Adjusted Property EBITDA	$52.8	$80.9	$(28.1)	-34.7%
EBITDA Margin %	17.1%	23.8%		-6.7 pts

Operating Income	$22.2	$48.5	$(26.3)	-54.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$459.4	$532.4	$(73.0)	-13.7%
Table Games Win %(1)	12.7%	17.9%		-5.2 pts

Slot Handle	$517.3	$520.8	$(3.5)	-0.7%
Slot Hold %	8.9%	8.8%		0.1 pts

Hotel Statistics

Occupancy %	87.6%	89.1%		-1.5 pts
Average Daily Rate (ADR)	$203	$195	$8	4.1%
Revenue per Available Room (RevPAR)	$177	$174	$3	1.7%

(1)  This compares to our expected Non-Rolling Chip win percentage of 20.0% to 22.0% (calculated before discounts).

Sands Bethlehem Fourth Quarter Operating Results

Net revenue for Sands Bethlehem in Pennsylvania was $117.8 million and adjusted property EBITDA reached $27.5 million for the fourth quarter of 2012. Table games drop was $230.6 million for the quarter, an increase of 19.0% compared to the quarter one year ago, while table games win percentage was 15.8%. Slot handle increased 1.2% to reach $967.8 million for the quarter with slot hold percentage of 7.2%. The hotel, together with the addition of the retail mall and the events center, which debuted in May 2012, should contribute to future growth.

The following table summarizes our key operating results for Sands Bethlehem for the fourth quarter of 2012 compared to the fourth quarter of 2011:

	Three Months Ended
Sands Bethlehem Operations	December 31,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$108.8	$97.9	$10.9	11.1%
Rooms	3.0	2.1	0.9	42.9%
Food and Beverage	7.1	6.2	0.9	14.5%
Mall(1)	0.4	0.2	0.2	100.0%
Convention, Retail and Other	4.6	4.4	0.2	4.5%
Less - Promotional Allowances	(6.1)	(5.8)	(0.3)	-5.2%
Net Revenues	$117.8	$105.0	$12.8	12.2%

Adjusted Property EBITDA	$27.5	$22.5	$5.0	22.2%
EBITDA Margin %	23.4%	21.4%		2.0 pts

Operating Income	$18.7	$13.2	$5.5	41.7%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$230.6	$193.8	$36.8	19.0%
Table Games Win %(2)	15.8%	14.7%		1.1 pts

Slot Handle	$967.8	$956.1	$11.7	1.2%
Slot Hold %	7.2%	7.0%		0.2 pts

Hotel Statistics

Occupancy %	78.2%	54.5%		23.7 pts
Average Daily Rate (ADR)	$136	$156	(20)	-12.8%
Revenue per Available Room (RevPAR)	$107	$85	22	25.9%

(1)  The first phase of the Retail Mall opened on November 1, 2011.
(2)  This compares to our expected Non-Rolling Chip win percentage of 14.0% to 16.0% (calculated before discounts).

Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $128.1 million for the fourth quarter of 2012, an increase of 21.0% compared to the fourth quarter of 2011.  Operating profit derived from these retail mall assets increased 20.5% for the quarter to reach $110.7 million.

	For The Three Months Ended December 31, 2012					LTM December 31, 2012
(Dollars in millions except per square foot data)	Gross Revenue1	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.2

The Grand Canal Shoppes at The Venetian Macao	$45.7	$40.2	88.0%	805,976	92.3%	$1,214

The Shoppes at Four Seasons
Luxury Retail	22.0	20.9	95.0%	140,206	100.0%	6,488
Other Stores	6.6	6.3	95.5%	99,512	81.1%	1,478
Total	28.6	27.2	95.1%	239,718	92.1%	4,356

The Shoppes at Sands Cotai Central	9.1	7.6	83.5%	210,143	100.0%	N/A
Total Cotai Strip in Macao	83.4	75.0	89.9%	1,255,837	93.5%	1,818

The Shoppes at Marina Bay Sands	44.7	35.7	79.9%	637,980	96.0%	1,393

Total	$128.1	$110.7	86.4%	1,893,817	94.4%	$1,648

(1)  Gross revenue figures are net of intersegment revenue eliminations.
(2) Tenant sales per square foot reflects sales from tenants only after the tenant has been open for a period of 12 months.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of our CotaiJet ferry operation, was negative $2.1 million during the quarter, compared to negative $3.8 million in the fourth quarter of 2011.

Pre-opening expenses, related primarily to Sands Cotai Central on the Cotai Strip in Macao, decreased to $9.0 million in the fourth quarter of 2012, compared to $22.4 million in the fourth quarter of 2011.

Depreciation and amortization expense was $250.3 million in the fourth quarter of 2012, compared to $197.9 million in the fourth quarter of 2011.

Interest expense, net of amounts capitalized, was $67.1 million for the fourth quarter of 2012, compared to $68.0 million during the fourth quarter of 2011.  Capitalized interest was $5.0 million during the fourth quarter of 2012, compared to $29.8 million during the fourth quarter of 2011.  Our weighted average borrowing cost in the fourth quarter of 2012 was 2.8%.

Corporate expense was $44.9 million in the fourth quarter of 2012, compared to $51.7 million in the fourth quarter of 2011.

Other income, which was principally composed of foreign currency gains, was $5.0 million in the fourth quarter of 2012, compared to $5.4 million in the fourth quarter of 2011.

The company’s effective income tax rate for the fourth quarter of 2012 was 7.3%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the fourth quarter of 2012 of $136.6 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2012, were $2.51 billion.

As of December 31, 2012, total debt outstanding, including the current portion, was $10.23 billion. Total principal payments for the full year 2013 are expected to be approximately $97.8 million.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $386.5 million, including construction and development activities of $243.7 million in Macao, $117.4 million in Las Vegas, $21.3 million at Marina Bay Sands, and $4.1 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, January 30, 2013 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder’s family, and preferred stock inducement, repurchase and redemption premiums.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (Integrated Resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO®, Five-Diamond luxury resorts on the Las Vegas Strip, and SANDS® Bethlehem in Eastern Pennsylvania are the company's properties in the United States.

MARINA BAY SANDS® is the company's iconic Integrated Resort in Singapore's downtown Marina Bay district.

Through its majority-owned subsidiary Sands China Ltd., the company owns a portfolio of properties on Macao's COTAI STRIP®, including THE VENETIAN® Macao, Four Seasons Hotel Macao, and Sands Cotai Central, a 13.7 million square foot 6,400-room Integrated Resort. The company also owns the SANDS® Macao on the Macao Peninsula.

Las Vegas Sands is committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2012 Results
Non-GAAP Reconciliations

Within the company’s fourth quarter 2012 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-adjusted adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-adjusted adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues:
Casino	$2,473,211	$2,007,099	$9,008,158	$7,437,002
Rooms	323,137	266,013	1,154,024	1,000,035
Food and beverage	172,644	160,191	628,528	598,823
Mall	128,537	106,167	396,927	325,123
Convention, retail and other	133,352	131,169	497,032	501,351
	3,230,881	2,670,639	11,684,669	9,862,334
Less - promotional allowances	(153,879)	(126,284)	(553,537)	(451,589)
	3,077,002	2,544,355	11,131,132	9,410,745
Operating expenses:
Resort operations	2,081,896	1,592,709	7,370,842	5,910,057
Corporate	44,866	51,711	207,030	185,694
Pre-opening	8,992	22,353	143,795	65,825
Development	7,762	5,008	19,958	11,309
Depreciation and amortization	250,321	197,935	892,046	794,404
Amortization of leasehold interests in land	10,149	10,033	40,165	43,366
Impairment loss	-	-	143,674	-
Loss on disposal of assets	1,011	1,324	2,240	10,203
	2,404,997	1,881,073	8,819,750	7,020,858
Operating income	672,005	663,282	2,311,382	2,389,887
Other income (expense):
Interest income	6,536	5,950	23,252	14,394
Interest expense, net of amounts capitalized	(67,067)	(68,011)	(258,564)	(282,949)
Other income (expense)	5,025	5,429	5,740	(3,955)
Loss on modification or early retirement of debt	-	(22,554)	(19,234)	(22,554)
Income before income taxes	616,499	584,096	2,062,576	2,094,823
Income tax expense	(45,156)	(59,744)	(180,763)	(211,704)
Net income	571,343	524,352	1,881,813	1,883,119
Net income attributable to noncontrolling interests	(136,561)	(89,068)	(357,720)	(322,996)
Net income attributable to Las Vegas Sands Corp.	434,782	435,284	1,524,093	1,560,123
Preferred stock dividends	-	(5,967)	-	(63,924)
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	(11,567)	-	(80,975)
Preferred stock inducement, repurchase
and redemption premiums	-	(97,636)	-	(145,716)
Net income attributable to common stockholders	$434,782	$320,114	$1,524,093	$1,269,508

Earnings per share:
Basic	$0.53	$0.44	$1.89	$1.74
Diluted	$0.53	$0.39	$1.85	$1.56

Weighted average shares outstanding:
Basic	822,214,678	731,412,225	806,395,660	728,343,428
Diluted	826,662,036	812,718,294	824,556,036	811,816,687

Dividends declared per common share	$3.00	$-	$3.75	$-

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended December 31, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$298,218	$32,133	$1,655	$(413)	$22	$-	$1,455	$-	$333,070
Sands Macao	83,060	7,606	354	198	-	-	292	-	91,510
Four Seasons Hotel Macao and Plaza Casino	76,451	11,385	705	6	1,119	-	12	-	89,678
Sands Cotai Central	48,040	51,235	2,154	177	5,834	-	544	-	107,984
Macao Property Operations	505,769	102,359	4,868	(32)	6,975	-	2,303	-	622,242
Marina Bay Sands	202,631	72,261	4,659	1,156	-	19,081	2,745	-	302,533
United States:
Las Vegas Operating Properties	22,170	58,051	-	(115)	1,909	(31,744)	2,549	-	52,820
Sands Bethlehem	18,685	8,578	-	-	40	-	215	-	27,518
United States Property Operations	40,855	66,629	-	(115)	1,949	(31,744)	2,764	-	80,338
Other Asia (2)	(19,774)	3,688	-	2	35	13,854	46	-	(2,149)
Other Development	(8,571)	154	622	-	7,795	-	-	-	-
Corporate	(48,905)	5,230	-	-	-	(1,191)	-	44,866	-
	$672,005	$250,321	$10,149	$1,011	$16,754	$-	$7,858	$44,866	$1,002,964

Three Months Ended December 31, 2011

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$242,298	$37,696	$1,647	$117	$-	$-	$1,534	$-	$283,292
Sands Macao	79,501	7,478	353	38	-	-	465	-	87,835
Four Seasons Hotel Macao and Plaza Casino	48,596	12,706	702	40	895	-	98	-	63,037
Macao Property Operations	370,395	57,880	2,702	195	895	-	2,097	-	434,164
Marina Bay Sands	330,371	65,363	4,567	94	(10)	25,040	1,475	-	426,900
United States:
Las Vegas Operating Properties	48,480	56,947	-	563	-	(29,790)	4,710	-	80,910
Sands Bethlehem	13,217	8,687	-	-	93	-	487	-	22,484
United States Property Operations	61,697	65,634	-	563	93	(29,790)	5,197	-	103,394
Other Asia (2)	(13,636)	3,681	-	472	440	5,000	221	-	(3,822)
Other Development	(28,906)	199	2,764	-	25,943	-	-	-	-
Corporate	(56,639)	5,178	-	-	-	(250)	-	51,711	-
	$663,282	$197,935	$10,033	$1,324	$27,361	$-	$8,990	$51,711	$960,636

Year Ended December 31, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$947,998	$140,218	$6,609	$42,236	$135	$-	$6,049	$-	$1,143,245
Sands Macao	317,319	30,385	1,414	14	-	-	1,507	-	350,639
Four Seasons Hotel Macao and Plaza Casino	232,130	48,737	2,821	215	4,072	-	195	-	288,170
Sands Cotai Central	10,291	108,878	6,458	239	86,463	-	1,147	-	213,476
Macao Property Operations	1,507,738	328,218	17,302	42,704	90,670	-	8,898	-	1,995,530
Marina Bay Sands	977,572	268,929	18,229	1,340	-	91,681	8,494	-	1,366,245
United States:
Las Vegas Operating Properties	222,167	225,562	-	388	1,909	(130,764)	11,920	-	331,182
Sands Bethlehem	78,554	33,910	-	414	345	-	832	-	114,055
United States Property Operations	300,721	259,472	-	802	2,254	(130,764)	12,752	-	445,237
Other Asia (2)	(71,590)	14,777	-	35	200	40,000	628	-	(15,950)
Other Development	(177,026)	729	4,634	101,034	70,629	-	-	-	-
Corporate	(226,033)	19,921	-	(1)	-	(917)	-	207,030	-
	$2,311,382	$892,046	$40,165	$145,914	$163,753	$-	$30,772	$207,030	$3,791,062

Year Ended December 31, 2011

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$844,112	$163,185	$6,590	$(535)	$3,173	$-	$6,253	$-	$1,022,778
Sands Macao	317,614	30,723	1,410	316	-	-	1,814	-	351,877
Four Seasons Hotel Macao and Plaza Casino	158,998	51,894	2,813	163	3,664	-	391	-	217,923
Macao Property Operations	1,320,724	245,802	10,813	(56)	6,837	-	8,458	-	1,592,578
Marina Bay Sands	1,157,825	249,123	21,493	832	3,506	91,936	5,908	-	1,530,623
United States:
Las Vegas Operating Properties	198,390	232,949	-	(1,215)	-	(111,017)	14,188	-	333,295
Sands Bethlehem	56,145	31,889	-	-	851	-	1,917	-	90,802
United States Property Operations	254,535	264,838	-	(1,215)	851	(111,017)	16,105	-	424,097
Other Asia (2)	(52,844)	15,426	-	474	805	20,000	996	-	(15,143)
Other Development	(79,423)	722	11,060	2,506	65,135	-	-	-	-
Corporate	(210,930)	18,493	-	7,662	-	(919)	-	185,694	-
	$2,389,887	$794,404	$43,366	$10,203	$77,134	$-	$31,467	$185,694	$3,532,155

(1)  During the three months ended December 31, 2012 and 2011, the Company recorded stock-based compensation expense of $15.1 million and $15.5 million, respectively, of which $7.2 million and $6.4 million, respectively, is included in corporate expense and $0.0 million and $0.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.  During the year ended December 31, 2012 and 2011, the Company recorded stock-based compensation expense of $65.4 million and $62.7 million, respectively, of which $33.9 million and $30.8 million, respectively, is included in corporate expense and $0.7 million and $0.4 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Adjusted Adjusted Property EBITDA:

Three Months Ended December 31, 2012

	Adjusted Property EBITDA	(1) Hold-Adjusted Casino Revenue	(2) Hold-Adjusted Casino Expense	Hold-Adjusted Adjusted Property EBITDA

Macao Property Operations	$622,242	$(76,822)	$29,961	$575,381
Marina Bay Sands	302,533	117,003	(13,116)	406,420
United States:
Las Vegas Operating Properties	52,820	37,976	(2,848)	87,948
Sands Bethlehem	27,518	(2,292)	355	25,581
United States Property Operations	80,338	35,684	(2,493)	113,529
Other Asia	(2,149)	-	-	(2,149)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,002,964	$75,865	$14,352	$1,093,181

Three Months Ended December 31, 2011

	Adjusted Property EBITDA	(1) Hold-Adjusted Casino Revenue	(2) Hold-Adjusted Casino Expense	Hold-Adjusted Adjusted Property EBITDA

Macao Property Operations	$434,164	$-	$-	$434,164
Marina Bay Sands	426,900	(52,497)	5,885	380,288
United States:
Las Vegas Operating Properties	80,910	16,426	(1,232)	96,104
Sands Bethlehem	22,484	191	(33)	22,642
United States Property Operations	103,394	16,617	(1,265)	118,746
Other Asia	(3,822)	-	-	(3,822)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$960,636	$(35,880)	$4,620	$929,376

(1)  For Macao Property Operations and Marina Bay Sands this represents the estimated incremental casino revenue related to Rolling Volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties and Sands Bethlehem this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 21.0% and 14.8%, respectively.

(2) Represents the estimated incremental gaming taxes that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to Las Vegas Sands Corp.	$434,782	$435,284	$1,524,093	$1,560,123
Add (deduct):
Net income attributable to noncontrolling interests	136,561	89,068	357,720	322,996
Income tax expense	45,156	59,744	180,763	211,704
Loss on modification or early retirement of debt	-	22,554	19,234	22,554
Other (income) expense	(5,025)	(5,429)	(5,740)	3,955
Interest expense, net of amounts capitalized	67,067	68,011	258,564	282,949
Interest income	(6,536)	(5,950)	(23,252)	(14,394)
Loss on disposal of assets	1,011	1,324	2,240	10,203
Impairment loss	-	-	143,674	-
Amortization of leasehold interests in land	10,149	10,033	40,165	43,366
Depreciation and amortization	250,321	197,935	892,046	794,404
Development expense	7,762	5,008	19,958	11,309
Pre-opening expense	8,992	22,353	143,795	65,825
Stock-based compensation (1)	7,858	8,990	30,772	31,467
Corporate expense	44,866	51,711	207,030	185,694
Adjusted Property EBITDA	$1,002,964	$960,636	$3,791,062	$3,532,155

Hold-adjusted casino revenue (2)	75,865	(35,880)
Hold-adjusted casino expense (2)	14,352	4,620
Hold-Adjusted Adjusted Property EBITDA	$1,093,181	$929,376

(1)  See Exhibit 2
(2)  See Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

The Venetian Macao	$843,000	$764,257	$3,037,975	$2,827,174
Sands Macao	314,586	321,028	1,250,552	1,282,201
Four Seasons Hotel Macao and Plaza Casino	296,237	216,379	1,086,456	678,293
Sands Cotai Central	490,668	-	1,052,124	-
Marina Bay Sands	717,160	806,942	2,886,139	2,921,863
Las Vegas Operating Properties	308,287	339,462	1,384,629	1,324,505
Sands Bethlehem	117,834	105,030	470,458	399,900
Other Asia	37,538	37,910	148,330	147,323
Intersegment Eliminations	(48,308)	(46,653)	(185,531)	(170,514)
	$3,077,002	$2,544,355	$11,131,132	$9,410,745

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
The Venetian Macao	39.5%	37.1%	37.6%	36.2%
Sands Macao	29.1%	27.4%	28.0%	27.4%
Four Seasons Hotel Macao and Plaza Casino	30.3%	29.1%	26.5%	32.1%
Sands Cotai Central	22.0%	N/A	20.3%	N/A
Marina Bay Sands	42.2%	52.9%	47.3%	52.4%
Las Vegas Operating Properties	17.1%	23.8%	23.9%	25.2%
Sands Bethlehem	23.4%	21.4%	24.2%	22.7%
Other Asia	-5.7%	-10.1%	-10.8%	-10.3%

Total	32.6%	37.8%	34.1%	37.5%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income attributable to common stockholders	$434,782	$320,114	$1,524,093	$1,269,508

Pre-opening expense, net	6,908	4,193	101,775	47,067
Development expense, net	7,762	5,008	19,958	11,309
Impairment loss, net	-	-	101,009	-
Loss on disposal of assets, net	1,021	456	2,211	9,335
Loss on modification or early retirement of debt, net	-	16,005	18,714	16,005
Preferred stock dividends	-	5,967	-	63,924
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	11,567	-	80,975
Preferred stock inducement, repurchase
and redemption premiums	-	97,636	-	145,716
Adjusted net income	$450,473	$460,946	$1,767,760	$1,643,839

Per diluted share of common stock:
Net income attributable to common stockholders	$0.53	$0.39	$1.85	$1.56

Pre-opening expense, net	-	0.01	0.12	0.06
Development expense, net	0.01	0.01	0.03	0.01
Impairment loss, net	-	-	0.12	-
Loss on disposal of assets, net	-	-	-	0.01
Loss on modification or early retirement of debt, net	-	0.02	0.02	0.02
Preferred stock dividends	-	0.01	-	0.08
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	0.01	-	0.10
Preferred stock inducement, repurchase
and redemption premiums	-	0.12	-	0.18
Adjusted earnings per diluted share	$0.54	$0.57	$2.14	$2.02

Weighted average diluted shares outstanding	826,662,036	812,718,294	824,556,036	811,816,687

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Room Statistics:
The Venetian Macao:
Occupancy %	93.4%	95.2%	91.9%	91.4%
Average daily room rate (ADR) (1)	$248	$246	$237	$232
Revenue per available room (RevPAR) (2)	$231	$234	$218	$212

Sands Macao:
Occupancy %	96.9%	96.0%	95.3%	90.5%
Average daily room rate (ADR) (1)	$250	$259	$245	$251
Revenue per available room (RevPAR) (2)	$243	$248	$234	$227

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	81.8%	76.1%	80.1%	69.9%
Average daily room rate (ADR) (1)	$382	$339	$362	$334
Revenue per available room (RevPAR) (2)	$313	$258	$290	$234

Sands Cotai Central:
Occupancy %	84.0%	N/A	83.4%	N/A
Average daily room rate (ADR) (1)	$164	N/A	$155	N/A
Revenue per available room (RevPAR) (2)	$138	N/A	$129	N/A

Marina Bay Sands:
Occupancy %	98.4%	98.8%	98.9%	93.6%
Average daily room rate (ADR) (1)	$368	$333	$355	$311
Revenue per available room (RevPAR) (2)	$362	$329	$351	$291

Las Vegas Operating Properties:
Occupancy %	87.6%	89.1%	86.1%	88.6%
Average daily room rate (ADR) (1)	$203	$195	$203	$199
Revenue per available room (RevPAR) (2)	$177	$174	$175	$177

Sands Bethlehem:
Occupancy %	78.2%	54.5%	65.1%	50.5%
Average daily room rate (ADR) (1)	$136	$156	$140	$162
Revenue per available room (RevPAR) (2)	$107	$85	$91	$82

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$18,424	$13,371	$15,496	$12,402
Slot machine win per unit per day (4)	$357	$328	$325	$297
Average number of table games	457	577	504	591
Average number of slot machines	2,183	2,089	2,210	2,112

Sands Macao:
Table games win per unit per day (3)	$14,362	$9,482	$11,518	$9,632
Slot machine win per unit per day (4)	$235	$279	$247	$273
Average number of table games	263	413	330	414
Average number of slot machines	1,216	1,165	1,168	1,141

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$25,986	$18,928	$23,693	$15,360
Slot machine win per unit per day (4)	$1,052	$728	$749	$704
Average number of table games	144	139	154	125
Average number of slot machines	192	176	185	185

Sands Cotai Central:
Table games win per unit per day (3)	$11,995	N/A	$10,758	N/A
Slot machine win per unit per day (4)	$214	N/A	$273	N/A
Average number of table games	462	N/A	395	N/A
Average number of slot machines	2,310	N/A	1,429	N/A

Marina Bay Sands:
Table games win per unit per day (3)	$10,950	$11,508	$10,543	$11,140
Slot machine win per unit per day (4)	$682	$661	$644	$616
Average number of table games	616	602	613	604
Average number of slot machines	2,299	2,459	2,426	2,366

Las Vegas Operating Properties:
Table games win per unit per day (3)	$2,660	$4,511	$5,171	$4,241
Slot machine win per unit per day (4)	$215	$195	$209	$166
Average number of table games	239	230	232	228
Average number of slot machines	2,329	2,557	2,222	2,638

Sands Bethlehem:
Table games win per unit per day (3)	$3,244	$2,921	$3,049	$2,779
Slot machine win per unit per day (4)	$251	$241	$264	$246
Average number of table games	122	106	121	95
Average number of slot machines	3,018	3,021	3,015	3,021

(1)           ADR is calculated by dividing total room revenue by total rooms occupied.
(2)           RevPAR is calculated by dividing total room revenue by total rooms available.
(3)           Table games win per unit per day is shown before discounts and commissions.
(4)           Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6